EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Joe R. Cooper
Vice President Treasurer
614-278-6622

BIG LOTS REPORTS THIRD QUARTER 2003 RESULTS

Columbus, Ohio – November 19, 2003 – Big Lots, Inc. (NYSE: BLI) today reported a third quarter fiscal 2003 net loss from continuing operations of $5.1 million, or $0.04 per share, which is flat to fiscal 2002 results. Including an after-tax charge to discontinued operations of $1.3 million related to the settlement of a class action lawsuit, the Company’s third quarter net loss was $6.4 million, or $0.05 per share.

Year to date, the Company’s net loss was $4.2 million, or $0.04 per share, and includes the impact of one-time after-tax charges taken to settle class action lawsuits, which are discussed in more detail later in this release. Excluding these charges, year to date net income was $3.5 million, or $0.03 per share, compared to net income of $10.3 million, or $0.09 per share, during the same thirty-nine week period of fiscal 2002.

For the thirteen-week quarter ended November 1, 2003, the Company reported net sales of $948.1 million, a 9.2% increase compared to net sales of $868.2 million for the third quarter of fiscal 2002. Comparable store sales for stores open two years at the beginning of the fiscal year were up 4.3% for the quarter behind a 2.3% increase in customer transactions and a 2.0% increase in the value of the average basket. On a year to date basis, net sales increased 7.3% to $2,845.8 million compared to net sales of $2,651.6 million in fiscal 2002. Comparable store sales increased 2.8% for the year to date period with customer transactions increasing 1.5% and the value of the average basket increasing 1.3%.

Commenting on the results, Michael J. Potter, Chairman and Chief Executive Officer, stated, “We were pleased with the August and September sales performance, with comps on plan and increasing 5% through the first ten weeks of the quarter behind strong customer count increases. However, sales slowed during October leading to a slight miss to plan for the quarter. The late October slowdown appears to have been isolated as sales and customer trends have improved in November. Through the first two weeks of this month, sales are meeting our plan which calls for a comp sales increase in the mid-single digit range with the majority of the increase coming from customer transactions. While the most important shopping days are still ahead, we are encouraged that November’s rebound includes an acceleration in the sales trend of our holiday decorative merchandise.”

Mr. Potter continued, “Consumables, hardlines, and furniture continued to drive sales growth during the third quarter. In our September sales release, we indicated the strength in our lower margin need-based consumables category combined with softness in our higher margin seasonal decorative merchandise would pressure gross margin for the quarter. The third quarter’s 80 basis point gross margin rate decline compared to last year was primarily attributable to this shift in merchandise mix. Disciplined operational management and controlled growth of expenses drove 60 basis points of expense leverage for the quarter. We believe this level of leverage at a 4% sales comp is important and further demonstrates the potential of our financial model.”

[BIG LOTS LOGO]	Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Commenting on the strength of the balance sheet, Mr. Potter added, “We continue to focus on working capital management. At the end of the quarter, net debt was down to last year by $13 million despite a year-to-date increase in capital expenditures of $57 million, primarily related to the construction of our fifth distribution center. Inventories of $987 million as of the end of the quarter were up less than 1% on a per store basis compared to last year. Our inventory levels are mixed appropriately as we have continued to fund categories with strong sales trends such as consumables and furniture. In contrast, we have conservatively managed the inventory levels in seasonal categories and focused the assortment towards more basic items and less decorative merchandise. Throughout this year, our merchant team has done a terrific job of aggressively managing inventory levels, driving improved inventory turns, and maintaining flexibility with available open-to-buy dollars to take advantage of great closeout opportunities.”

Mr. Potter continued, “As we begin the all-important fourth quarter, we are encouraged by the underlying trends of our business. Improving customer traffic trends in early November and the compounding positive impact of our key business initiatives leave us well positioned to capitalize on the holiday traffic over the next five weeks. Our national advertising program continues to drive increased customer transactions as over 550 stores are currently benefiting from television exposure for the first time. Accelerating the expansion of our furniture business has helped increase sales productivity and, consistent with plan, we will have a furniture department in over 60% of our closeout stores by the end of this year. Finally, our store remodel efforts have upgraded the physical appearance of approximately 650 stores over the past two and a half years. With the year drawing to a close, performance to date across these key initiatives is, in the aggregate, in line with our expectations.”

Mr. Potter concluded, “Looking ahead to next year, 2004 should be a year in which we leverage the investments we have made over the last three years. Controlled expense growth, including prioritized and reduced initiative spending, should enable us to leverage expenses at a lower comp, which will be key to expanding our operating margin. More detail around our comp, gross margin, expense and capital spending assumptions will be in our fourth quarter earnings release; however, at this point we feel comfortable with Thomson Financial/First Call’s fiscal 2004 EPS consensus forecast of $0.85.”

The Company’s fourth quarter earnings guidance calls for earnings per share from continuing operations of $0.64 to $0.69, a 12% to 21% increase over the prior year. This guidance is based on a fourth quarter comparable store sales increase in the mid-single digit range, with increases expected in the mid-single digit range in November, December, and January.

The Company announced August 20, 2003 that it had reached a preliminary agreement to settle a national class action lawsuit relating to certain advertising practices of KB Toys. The Court has now issued a final order approving the agreement. The Company recently contributed $2.1 million towards the $4.0 million settlement amount, which amounts to 53% of the total. Accordingly, a one-time after-tax charge of $1.3 million was recorded to discontinued operations in the third quarter of fiscal 2003.

As a reminder, the Company also announced August 20, 2003 that it reached a preliminary agreement to settle two California class action lawsuits relating to the calculation of earned overtime wages for certain of the Company’s former and current store managers and assistant store managers in that state. While the matter is still subject to final court approval, the Company believes the liability is both probable and can be reasonably estimated. Accordingly, a one-time after-tax charge of $6.4 million was recorded in the second quarter of fiscal 2003, reducing second quarter earnings per share by $0.06. The Company does not expect the settlement to have a material impact on its cost structure going forward.

[BIG LOTS LOGO]	Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Big Lots, Inc. will host a conference call at 8:30 a.m. EST today, to discuss the Company’s financial results. The Company invites you to listen to the live webcast of the conference call. The Company is hosting the live webcast at www.biglots.com.

If you are unable to join the live webcast, an archive of the call will be available at www.biglots.com in the Investor Relations section of our website two hours after the call ends and will remain available through midnight on Wednesday, December 3. A replay of the call will be available beginning November 19 at 12:00 noon (EST) through December 3 at midnight by dialing: (800) 207-7077 (United States and Canada) or (913) 383-5767 (International). The access number is 4079.

Big Lots, Inc. (NYSE: BLI) is the nation’s largest broadline closeout retailer. The Company operates a total of 1,424 closeout stores in 45 states operating as BIG LOTS and BIG LOTS FURNITURE. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with purchasing at www.biglotswholesale.com. The Company’s website is located at www.biglots.com. Investors can monitor the progress of company sales weekly by calling (614) 870-2095.

[BIG LOTS LOGO]	Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Cautionary Statement for Purposes of “Safe Harbor” Provisions of the Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company wishes to take advantage of the “safe harbor” provisions of the Act.

This release, as well as other verbal or written statements or reports made by or on the behalf of the Company, may contain or may incorporate material by reference which includes forward-looking statements within the meaning of the Act. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company’s business and operations, and other similar matters are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “objective,” “forecast,” “goal,” “intend,” “will likely result,” or “will continue” and similar expressions generally identify forward-looking statements. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statement.

The Company’s ability to achieve such results is subject to certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include: sourcing and purchasing merchandise; the cost of the merchandise; economic and weather conditions which affect buying patterns of the Company’s customers; changes in consumer spending and consumer debt levels; inflation; the Company’s ability to anticipate buying patterns and implement appropriate inventory strategies; continued availability of capital and financing; competitive pressures and pricing pressures; the Company’s ability to comply with the terms of its credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; transportation and distribution delays or interruptions, including, but not limited to, the impact of the recent management lockout of the West Coast dockworkers and any ongoing work slowdown on the economy and on the Company’s ability to receive inventory; fuel price fluctuations; interruptions in suppliers’ businesses; costs and potential problems and interruptions associated with implementation of new or upgraded systems and technology; a deterioration in general economic conditions caused by acts of war or terrorism; delays associated with constructing, opening and operating new stores; and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, in its press releases, and in other communications.

Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this report, or to update them to reflect events or circumstances occurring after the date of this report, or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its Forms 10-Q, 8-K and 10-K filed with the Securities and Exchange Commission.

[BIG LOTS LOGO]	Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	NOVEMBER 1	NOVEMBER 2
	2003	2002

	(Unaudited)	(Unaudited)
ASSETS
Current Assets:
Cash	$32,008	$21,749
Inventories	987,111	944,764
Deferred income taxes	66,495	81,675
Other current assets	92,958	67,913

Total Current Assets	1,178,572	1,116,101

Property and equipment — net	590,401	519,156
Deferred income taxes	17,228	21,835
Other assets	21,208	25,019

	$1,807,409	$1,682,111

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$359,423	$283,654
Accrued liabilities	135,614	144,177

Total Current Liabilities	495,037	427,831

Long-term obligations	280,800	293,400
Other liabilities	1,088	1,182
Shareholders’ equity	1,030,484	959,698

	$1,807,409	$1,682,111

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED

	NOVEMBER 1		NOVEMBER 2
	2003	%	2002	%

	(Unaudited)		(Unaudited)
Net sales	$948,117	100.0	$868,163	100.0

Gross margin	392,220	41.4	366,244	42.2
Selling and administrative expenses	396,947	41.9	369,160	42.5

Operating profit (loss)	(4,727)	(0.5)	(2,916)	(0.3)
Interest expense	3,769	0.4	5,488	0.6
Interest income	(37)	(0.0)	(14)	(0.0)

Income (loss) from continuing operations before income taxes	(8,459)	(0.9)	(8,390)	(1.0)
Income tax expense (benefit)	(3,341)	(0.4)	(3,314)	(0.4)

Income (loss) from continuing operations	(5,118)	(0.5)	(5,076)	(0.6)
Discontinued operations	(1,259)	(0.1)	0	0.0

Net income (loss)	$(6,377)	(0.7)	$(5,076)	(0.6)

Income (loss) per common share — basic
Income (loss) from continuing operations	$(0.04)		$(0.04)
Discontinued operations	(0.01)		0.00

Net income (loss)	$(0.05)		$(0.04)

Weighted average common shares outstanding	116,877		116,120

Income (loss) per common share — diluted
Income (loss) from continuing operations	$(0.04)		$(0.04)
Discontinued operations	(0.01)		0.00

Net income (loss)	$(0.05)		$(0.04)

Weighted average common and common equivalent shares outstanding	116,877		116,120

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED

	NOVEMBER 1		NOVEMBER 2
	2003	%	2002	%

	(Unaudited)		(Unaudited)
Net sales	$2,845,774	100.0	$2,651,559	100.0

Gross margin	1,181,973	41.5	1,113,008	42.0
Selling and administrative expenses	1,175,044	41.3	1,080,707	40.8

Operating profit (loss)	6,929	0.2	32,301	1.2
Interest expense	12,480	0.4	15,691	0.6
Interest income	(768)	(0.0)	(495)	(0.0)

Income (loss) from continuing operations
before income taxes	(4,783)	(0.2)	17,105	0.6
Income tax expense (benefit)	(1,889)	(0.1)	6,756	0.3

Income (loss) from continuing operations	(2,894)	(0.1)	10,349	0.4
Discontinued operations	(1,259)	(0.0)	0	0.0

Net income (loss)	$(4,153)	(0.1)	$10,349	0.4

Income (loss) per common share — basic
Income (loss) from continuing operations	$(0.02)		$0.09
Discontinued operations	(0.02)		0.00

Net income (loss)	$(0.04)		$0.09

Weighted average common shares outstanding	116,703		115,771

Income (loss) per common share — diluted
Income (loss) from continuing operations	$(0.02)		$0.09
Discontinued operations	(0.02)		0.00

Net income (loss)	$(0.04)		$0.09

Weighted average common and common equivalent shares outstanding	116,703		116,796

Schedule Provided for Informational Purposes Only

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
PRIOR TO LITIGATION CHARGES
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED

	NOVEMBER 1		NOVEMBER 2

	2003	%	2002	%

	(Unaudited)		(Unaudited)
Net sales	$2,845,774	100.0	$2,651,559	100.0

Gross margin	1,181,973	41.5	1,113,008	42.0
Selling and administrative expenses	1,164,544	40.9	1,080,707	40.8

Operating profit (loss)	17,429	0.6	32,301	1.2
Interest expense	12,480	0.4	15,691	0.6
Interest income	(768)	(0.0)	(495)	(0.0)

Income (loss) from continuing operations before income taxes	5,717	0.2	17,105	0.6
Income tax expense (benefit)	2,258	0.1	6,756	0.3

Income (loss) from continuing operations	3,459	0.1	10,349	0.4
Discontinued operations	0	0.0	0	0.0

Net income (loss)	$3,459	0.1	$10,349	0.4

Income (loss) per common share — basic
Income (loss) from continuing operations	$0.03		$0.09
Discontinued operations	0.00		0.00

Net income (loss)	$0.03		$0.09

Weighted average common shares outstanding	116,703		115,771

Income (loss) per common share — diluted
Income (loss) from continuing operations	$0.03		$0.09
Discontinued operations	0.00		0.00

Net income (loss)	$0.03		$0.09

Weighted average common and common equivalent shares outstanding	117,179		116,796

Schedule Provided for Informational Purposes Only

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED			39 WEEKS ENDED

		NOVEMBER 1		NOVEMBER 2
		2003		2002

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
			Prior to
	As Reported	Litigation Charges	Litigation Charges

Net sales	$2,845,774		$2,845,774	$2,651,559

Gross margin	1,181,973		1,181,973	1,113,008
Selling and administrative expenses	1,175,044	10,500	1,164,544	1,080,707

Operating profit (loss)	6,929	(10,500)	17,429	32,301
Interest expense	12,480		12,480	15,691
Interest income	(768)		(768)	(495)

Income (loss) from continuing operations before income taxes	(4,783)	(10,500)	5,717	17,105
Income tax expense (benefit)	(1,889)	(4,147)	2,258	6,756

Income from operations before income taxes	(2,894)	(6,353)	3,459	10,349
Discontinued operations	(1,259)	(1,259)	(0)	0

Net income (loss)	($4,153)	($7,612)	$3,459	$10,349

Income (loss) per common share — basic
Income (loss) from continuing operations	($0.02)		$0.03	$0.09
Discontinued operations	(0.02)		0.00	0.00

Net income (loss)	($0.04)		$0.03	$0.09

Weighted average common shares outstanding	116,703		116,703	115,771

Income (loss) per common share — diluted
Income (loss) from continuing operations	($0.02)		$0.03	$0.09
Discontinued operations	(0.02)		0.00	0.00

Net income (loss)	($0.04)		$0.03	$0.09

Weighted average common and common equivalent shares outstanding	116,703		117,179	116,796